UNITED STATES

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Schedule 14A

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Magellan Midstream Partners, L.P.

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Magellan Midstream CEO wants holders to vote in favor of Oneok deal as meeting nears

By: Joshua Fineman, Seeking Alpha

September 3, 2023

Magellan Midstream Partners’ (NYSE:MMP) Chief Executive Aaron Milford is urging unitholders to vote in favor of the company’s $18.8 billion cash and stock sale to Oneok Inc. (NYSE:OKE) as a crucial vote approaches later this month.

“We really have to make sure we’re communicating with all retail holders, and they understand it’s imperative that they vote and to vote for the transaction because the benefits are just so obvious to us,” Milford told Seeking Alpha in an interview on Friday.

Milford’s campaign to convince holders started back in May when Oneok (OKE), a pipeline company that primarily ships natural gas and NGLs, announced it would combine with Magellan Midstream (MMP), which mainly ships crude oil and refined products through pipelines.

Milford has faced opposition from one of MMP’s largest holders, Energy Income Partners, the company’s fourth largest unitholder with a 3% stake, who has argued that the premium in the deal doesn’t justify the tax bill that unitholders will have to pay.

“It’s a 22% premium over where we were trading before,” Milford said. “It’s one of the highest multiples achieved in this space in many years, and so when you just look at it from a value perspective, it’s really compelling. And then on top of all that, unitholders will benefit from a stronger, higher growth potential company going forward.”

The transaction is also expected to offer $200 million to $400 million in synergy savings a year through the combination, according to Milford.

“So by taking this really healthy business that’s focused on crude oil and refined products, and combining it with natural gas liquids and natural gas, the natural gas liquids and natural gas space has a higher fundamental growth rate to it,” Milford said. “So what we’re able to do is take our really healthy business that generates a lot of cash flow, combine it with a higher growth business, have more investment opportunities, and lead to higher growth potential longer term.”

Milford explained that while Magellan Midstream (MMP) investors may be concerned about the tax implications of the deal, at some point they would have to pay tax anyway if they sold their shares.

“So if you’re an investor, you owe the taxes anyway; the question is, do you want the premium in the deal?” Milford said. “Because you’re better off. Do you want $45 after the tax-free deal, or would you prefer $55 now with the upside of the pro forma because what I think is misunderstood is that this transaction is not creating these taxes; these taxes exist in either scenario, and anytime a unit holder wants to sell a unit, they’re going to pay taxes.”

“And when you look at it practically, if you look at 10 other transactions in the energy space involving master limited partnerships, half of those have been taxable transactions,” Milford continued. “So the reason I’m making that point is that the idea that we have a taxable transaction here is not unique. It’s not something special or something that’s very different. Taxable transactions in the MLP space are very common.”

The Magellan Midstream (MMP) push to get shareholders to vote in favor of its sale to Oneok (OKE) comes as the Sept. 21 vote is now only a few weeks away. Milford said in the interview that the most influential proxy advisers, ISS and Glass Lewis, are expected to give their recommendations to MMP shareholders as soon as this week.

“We’ve been at this since May,” Milford told Seeking Alpha. “And we’re going to stay at it. And we have these conversations because, again, the benefits of the transaction are, we think, really, really clear.”

Milford, who said he began the process over a potential deal in September of last year, seemed to suggest that there wouldn’t be any last-minute changes or an attempt to somehow make it tax-free to try to get the deal over the finish line.

“And at the end of the day, the terms of this transaction, after four price increases, after considering all the alternatives that we could possibly think of, and after considering the tax considerations, this was the best deal,” Milford said. “This is the one that maximizes the value for our unit holders. So we’re very comfortable with our process and believe that we’ve ended up with the right deal for our unit holders right now.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that ONEOK, Inc. (NYSE: OKE) (“ONEOK”) or Magellan expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between ONEOK and Magellan (the “Proposed Transaction”), the expected closing of the Proposed Transaction and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including maintaining current ONEOK management, enhancements to investment-grade credit profile, an expected accretion to earnings and free cash flow, dividend payments and potential share repurchases, increase in value of tax attributes and expected impact on EBITDA. Information adjusted for the Proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the risk that ONEOK’s and Magellan’s businesses will not be integrated successfully; the risk that cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the possibility that shareholders of ONEOK may not approve the issuance of new shares of ONEOK common stock in the Proposed Transaction or that unitholders of Magellan may not approve the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the Proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Proposed Transaction; the risk that ONEOK may not be able to secure the debt financing necessary to fund the cash consideration required for the Proposed Transaction; the risk that changes in ONEOK’s capital structure and governance could have adverse effects on the market value of its securities; the ability of ONEOK and Magellan to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on ONEOK’s and Magellan’s operating results and business generally; the risk the Proposed Transaction could distract management from ongoing business operations or cause ONEOK and/or Magellan to incur substantial costs; the risk of any litigation relating to the Proposed Transaction; the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; the impact of a pandemic, any related economic downturn and any related substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s or Magellan’s control, including those detailed in the joint proxy statement/prospectus (as defined below). All forward-looking statements are based on assumptions that ONEOK and Magellan believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ONEOK nor Magellan undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Proposed Transaction, on July 25, 2023, ONEOK and Magellan each filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement/prospectus (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. Each of ONEOK and Magellan commenced mailing copies of the joint proxy statement/prospectus to shareholders of ONEOK and unitholders of Magellan, respectively, on or about July 25, 2023. This communication is not a substitute for the joint proxy statement/prospectus or for any other document that ONEOK or Magellan has filed or may file in the future with the SEC in connection with the Proposed Transaction. INVESTORS AND SECURITY HOLDERS OF ONEOK AND MAGELLAN ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY ONEOK AND MAGELLAN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONEOK AND MAGELLAN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors can obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by ONEOK and Magellan with the SEC through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by ONEOK, including the joint proxy statement/prospectus, are available free of charge from ONEOK’s website at www.oneok.com under the “Investors” tab. Copies of documents filed with the SEC by Magellan, including the joint proxy statement/prospectus, are available free of charge from Magellan’s website at www.magellanlp.com under the “Investors” tab.

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